SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 1, 1999



                              Express Scripts, Inc.
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             (Exact Name of Registrant as specified in its Charter)



  Delaware                        0-20199                          43-1420563
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(State or other              (Commission File No.)           (I.R.S. Employer
 jurisdiction of                                             Identification No.)
 incorporation)



14000 Riverport Drive, Maryland Heights, Missouri           63043
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(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code:             (314) 770-1666
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          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

     On April 1, 1999, Express Scripts, Inc. ("Express Scripts" or the "Company") completed its acquisition of Diversified Pharmaceutical Services, Inc. and Diversified Pharmaceutical Services (Puerto Rico) Inc. (collectively, "DPS"), from SmithKline Beecham Corporation and SmithKline Beecham InterCredit BV, respectively (collectively, "SB"). The transaction was consummated pursuant to the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement") between SB and Express Scripts dated as of February 9, 1999, pursuant to which Express Scripts acquired all of the outstanding capital stock of DPS for $700 million in cash, said amount being subject to adjustment based upon the amount of working capital of DPS at closing, as per the Stock Purchase Agreement. The acquisition will be accounted for under the purchase method of accounting. The Stock Purchase Agreement requires the Company to file an Internal Revenue Code ss.338(h)(10) election, making amortization expense of certain intangible assets, including goodwill, tax deductible.

     The Company used approximately $48 million of its own cash and financed the remainder of the purchase price and related acquisition costs through a $1.1 billion credit facility syndicated by Credit Suisse First Boston and Bankers Trust Company, and a $150 million senior subordinated bridge credit facility from Credit Suisse First Boston and Bankers Trust Company. On March 18, 1999, the Company filed a registration statement, which has not been declared effective, with the Securities and Exchange Commission (the "SEC") for a proposed primary offering of approximately $350 million of Class A Common Stock. The proceeds of this offering, which will be made only by means of a prospectus, will be used to retire the bridge loan and repay a portion of the debt outstanding under the credit facility. Again, the registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Once the registration statement has been declared effective, a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained by contacting the Company's Investor Relations Department, 14000 Riverport Drive, Maryland Heights, Missouri 63043.

     A copy of the Stock Purchase Agreement was filed with a Form 8-K dated February 9, 1999, as Exhibit 2.1 thereto.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired. The financial statements required by this item will be filed by amendment on or before June 14, 1999.

     (b) Pro Forma Financial Information. The pro forma financial information required by this item will be filed by amendment on or before June 14, 1999.

     (c) Exhibits. The following exhibits are filed as part of this report on Form 8-K:

     Exhibit 99.1 Press release, dated April 1, 1999, by Express Scripts, Inc.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         EXPRESS SCRIPTS, INC.



Date:    April 8, 1999                   By:  /s/ Barrett A. Toan
                                              Barrett A. Toan
                                              President and Chief Executive
                                              Officer

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                                  EXHIBIT INDEX


  EXHIBIT NO.     DESCRIPTION

      99.1        Press release, dated April 1, 1999, by Express Scripts, Inc.